Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Delaware Trust Company
(Exact name of trustee as specified in its charter)

Delaware	51-0011500
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

251 Little Falls Drive Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip code)

Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware
(800) 927-9801
(Name, address and telephone number of agent for service)
_____________________________

Korth Direct Mortgage, LLC
(Exact name of obligor as specified in its charter)

Florida	27-0644172
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

2937 SW 27th Avenue, Suite 307 Miami, FL	33133
(Address of principal executive offices)	(Zip code)
_____________________________

First Mortgage Secured Notes
(Title of the indenture securities)

Item 1.	General Information.
Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the State Banking Commissioner
State of Delaware
555 East Loockerman Street
Dover, DE  19901

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None with respect to the trustee.

Items 3-14.	No responses are included for Items 3–14 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect is contained in the Certificate of Incorporation.

Exhibit 2.	A copy of the Certificate of Incorporation.

Exhibit 3.	See Exhibit 2.

Exhibit 4.	A copy of by-laws of the trustee as now in effect.

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Delaware Trust Company, a non-depository trust company and corporation duly organized and existing under the laws of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 2nd day of October 2017.

DELAWARE TRUST COMPANY

/s/ William G. Popeo
Name: William G. Popeo
Title: President & CEO

  EXHIBIT  2   Alaustitie     (Convention   de  La  Haye   du   5  Octobre  1961)    1.          Country:   United  States   of  America  This  public  document: 2.          has  been   signed  by  Jeffrey  W.   Bullock   3.          acting   in   the  capacity  of  S  LreLary  of  SLaLe  of  Delaware   4.          bears   the   seal/stamp  of  Office  of  Secretary  of  State en-Wiz?'      5.at   Dover,   Delaware   6.the   thirtieth  day  of  June,   A.D.2009   7.by  Secretary  of  State,   Delaware  Department  of  State   8.No.0389366   9.Seal/Stamp:10.    Signature:      —  Secretary  of  State       Delaware The  first  State        PAGE1     I,   JEFFREY   W.   BULLOCK,   SECRETARY  OF  STATE  OF   THE  STATE  OF DELAWARE,   DO  HEREBY  CERTIFY  THE  ATTACHED  IS  A  TRUE  AND   CORRECT COPY  OF   THE   CERTIFICATE   OF   INCORPORATION  OF  "DELAWARE  CHARTER COMPANY",   FILED  IN  THIS   OFFICE  ON  THE  NINETEENTH  DAY  OF  MARCH,             Jeffrey  W.  Bullock,  Secretary  ❑f  State  0061202AUTHENTION:7391399  090659597DATE:06-30-09 You  may  verify  this  certiti  at  corp,delaware.goviauthver.s       CERTIFICATE  OF  INCORPORATION  of  DELAWARE  CHARTER  COMPANY        FIRST.      The  name   of  this  corporation  is  "'DEJA-  WAR-  CHARTER  COMPANY".    SECOND.    The   loaation  of  its  prinoipal  office  in   the  State  of  Delaware   is  in  the  City  of  Wilmington.   County  of  New  Castle.    The  name  of  the  resident  agent  therein,   and                 i in  charge  thereof,   is  ROBERT  PENINGTON.    The  street  and  numher  of  said  principal  office  and  the  address  by  street  and  number  of  said  resident  agent   is 900-904  Market  Street.    THIRD. That   the  objects  for  which  this  company   is   formed  are  to  do  any  and  all   of  the  things  herein  set   forth  to  the  said  extent  as  natural  persons  might  or  could  do,   and   in  any  part   o2  the  world,   as  principals,   agents,   eon.; tractors,   trustees,   or  otherwise  and  either  alone  or  in  company  with  others.  and  thin  corporation  shall  have  the  following  powers:  (a)  To  the   same   extent  and   in  the  same  manner  se  a  natural  person  being  an  actual  resident   in  the  State  of'  Dela  , ware,   or  elsewhere,   might  now  or  could  hereafter  to,   to*act as  the  agent  of,  and  to  represent  in  Delaware  and  elsewhere domestic  and  foreign   oorporations  and  to  act  as  tho  agent  upon  whom  process  against  all  euoh  corporations  and  all:  ootioes,   official  or   otherwise.  may  be  served.  -1.        (b)   For  and  in  behalf  of  nuoh  corporations  to  opply,t  to   obtain  and  procure  to  be   issued  by  the  Seoretary  of  State! of  Delaware,   or  by  like °Moen'  in  other   states  of  the  United  States  of  Amerloa,  and  elsewhere,   or  by  other  offiois/s   in  a000rdanoe  with  the  law,   oertifioate  or  oertificatee authorizing  such  corporations  to  transact  business   in  the  State   of  Delaware   or  elsewhere.   {o )  and  as   the  agent   of  such  corporations,  whether  organized under  the  laws  of  the  State  of  Delaware  or  elsewhere,   4   offices  principal  or  otherwise,  and  therein  to  keep  transfer:  or  other  bootie  and  documents,  records  and  property  of  every  sort  and  kind,   of  nuoh  corporations,   for  all  purposes,   in- eluding  the   transfer  of  Stook.  (d) To  keep  and  maintain   cafe  deposit  vaults  and  books  and  to  take  and  receive  upon  deposit  for  safe  keeping  and storage,   stocks,   bonds,   securities,   papers,   books  and  doou- ruentory  record  and  personal  propertyc  of  every  kind  or  eort,  and  to  let   out  vaults,   safes  and  other  reoeptaoles.       To  promote,   act  as  fiscal  agent  for,   and  to  organize,   reorganize,  merge,   consolidate,  dissolve  or  other- wise  assist,   and  afford   facilities  to  any  company  or  compan- ies   organized  or  to  be  organized  under  the  laws  of  the  State of  Delaware,   or  elsewhere,  and  to  apt  as  the  agent,  trustee  or   iv  any  other   capacity  for  and  in  behalf  of  euoh  oorporatlein.  -2-       (f)   To  act  as  the  fiscal   or  transfer  agent  of  any  state,  municipality,   body  politic   or   corporation  and  in  suobl capacity  to   receive   and  disburse  money  and  to  transfer,  register  and  countersign  certificates  of  stock,  receipts,  bonds   or   other   evidences   of   indebtedness.   (g)   To   act   as  the  trustee   for  the  holders  of,   or  otherwise,   in  relation  to  any  bonds,   stooka,   certificates  on debentures   issued   or   to  be   issued  by  any  corporation.   (h}  To  act  as  trustee  under  any  mortgage  or  bond  issued  by  any  municipality,   body  politic,   ool.porBtion,   per80n  or   association,   and  accept  and  execute  any  other  lannioi-. pal   or  corporate  trust  not  inconsistent  with  law.   (1)   To  act  en  the  registrar  of  stocks,  bonds,   oerti-;  ficatee  mad   debentures,   and  transfer  agent  thereof  for  corporations  and   otbere.   ii)   To  take,   accept  and  execute  any  and  all  such  trusts,   powers   or   receiverships  of  whatever  nature   or  de- acription   as  may  be   conferred  upon  or  intrusted  or  committed to   it  by  any  person  or  persous  or   city  body  politic,   corpora-: tion   or   other  authority  by  grant,  assignment,   transfer,  devise.   bequest  or   otherwise (or  which  may  be   intrusted  or committed   or  transferred   to   it  or  Vested   in   it  by  order  of any  Court  of  record)   and  to  receive  and  take  and  hold  any  property  or  estate,  real  or  personal,  whioh  may  be  the  sub- ject   or   any  such  trust   or  receivership.  1-3- 1         To  enter,  into,  make,   perform  and  oarry  on-bon- tracts   of  every  kind  with  any  person,   firm,  association  Or corporation.  (11  To  purohase   or   otherwise  soqr"xe,  to  hold,  sell,  assign,   transfer,  mortgage,  pledge ,  exohange  or  otherwise  dispose  of  and  to  gr.arentee,   underwrite,   register  and  trans-. for  bonds,  mortgages,   debentures,   obligations  orehares  of the   ompita/   stook  of  any  corporation,   to  oxeroiee,  while  the owner  or  trustee  thereof,   all  the  rights,  powers   and  privi- leges   including  the  right   to  vote   thereon  which  natural  per- sone   being  the   owner   of  such   stook  and  property,   might,   oould or  would  exercise.  (m)  To  the   same   extent 118  natural  persons  might  or  could  do,   to  purohase  or  otherwise  acquire,   to  hold,   own,   to mortgage,   cell,   convey  or   otherwise  dispose   of,   without  limit ae   to  amount,  within  or  without   the  State  of  Delaware,  real and  personal  property  of  any  olase   or  desoription,   (n)  To  perform  the  business  of  appraisal   or  audit  companies  and  to  examine,  audit,   appraise  and  report  upon   the  accounts  and  finanoial  condition  of  corporatione„   co- partnerships  and   individuals   and  to  appraise  or  examine  and   report  upon   the   condition  of  railroad,   manufacturing  and   other  properties  and  for  the   information  of   inveetore,   dial  institutes,  borrowers  of  money  or  purchasers  of  property.   (0)   95 ji the    To  do   all   and  everything  suitable  or  proper  for  aocomplishmert  of  any  of  the  purposes  or  attainment  of -4-         any  of  the   objeots  hereinhefore  enumerated,   or  wbioh  sha11  at  the  time  appear  oondnoive  or  expedient  for  the  protection' or   benefite   of  the   company  and   in  general   to  engage  in  any  and  all   lawful  businesaes  %ttatever  and  wherever  necessary'  or   convenient.  (p)   To   not  as  the  agent,   attorney,   faotor,   proxy  or  broker  of  any  person  or  persons,   corporation  or   corporations,; for   any  and  all  purposes  whate-sr  to  the  same  extent  as  a  natural  person  might  or   could  do,   and  to  provide  natural  pars  ns   or  To   obtain  and  acquire   by  purchase   or  any  other  lawful  manner,i information,   statistics,   foots  and  oircumatanoes   of,  relating to,   or  affecting  the  business,   capital,   deeds,   aolvenoy,  credit,  responsibility  and  commercial  condition  and  standing of  any  and  all   individuals,  firma,  aesooiatione  and  oorparatione   engaged  in,   or  connected  with,  any  buainese,   occupation, industry  or  employment   in  any  part   of  the  world  and  portionlarlY  in  and  throughout  the  United  States  of  Amerioa  and  Canada,   and   to  dispose   of,   sell,   loan,  pledge,   hire   and  use in  any  and  all  lawful  ways,   tho   information,   statistics,  facts  and  ciroomatanoes  so  obtained  and  acquired.   To  not  as the  attorney,  agent  or  proxy  of  the  holders  of  stocks,   bond° or  debentures  in  any  corporation  or   corporations  organized  or  which  may  hereafter  be   organized,   and  ae  such  to  provide natural   persons   to   so  not.   IN  PURTHERANCR  1.ND  NOT  IN  LIMITATION  of  the  general  powers  conferred  by  the  laws  of  Delaware,   it  is  expressly  provided  that  the  corporation  shall  also  have  the following  powers,  -5- ii       (a)   To   take,   own,   hold,   deal  in,  mortgage  or  Other- wise,   limn  and  to  lease,  Bell,   exohange,  transfer  or  in  any manner  whatever  dispose  of  real  property  wherever  situated.   (b)   To  manufacture,  purohase  or  aoquire  in  any  law- ful  manner  and  to  hold,   own,   mortgage,  pledge,   Bell,   transfer' or  in  any  manner  dispose  of  and  to  dual  and  trade  in  goods, wares,  merohandise  and  property  of  any  and  every  olaae  and  desoription.  (o )  To  acquire  the  good  will,   rights  and  property  of  any  person,   firm,  association  or   oorpOration„  to  pay  for  the  sane   in  Dash,  the  stook  of  thin   oompany,  bonds  or  otherwise; to   hold  or  in  any  manner  to  dispose  of  the  whole  or  any  tart of  the  property  so  purohased;   to  oonduot  in  any  lawful  manner ; the  whole  or  any  part  of  any  business  so  acquired,  and  to  exercise  all  powers,  necessary  or  convenient  in  and  about  the; conduct  and  management  of  such  business.   (d)  To  apply  for  or   in  any  manner   to  acquire,   and  to  hold,   own,   use  and   operate   or  to  Bel/  or  in  any  manner  dispose of,   and  to  grant  licenses  or  other  rights  In  respeot  of  and in   any  manner  deal  with'any  and  all  rights,   inventions,   and  enryleymente  and  pronemape  need  in  sonnAo_ion  with  or  seourod  under  Letters  Paton.  or :.opyrights  of  the  Unitod  States  or.  other  countries,   and  to  work,  operate  or  develop  the  sumo  and to  carry  on  any  business,  manufacturing  or  otherwise,  whiob  may  direotly  or  indirectly  effectuate  these   objects,   or  any ;of  than.   -6-         (o)   To  enter   into,   make  and  perform  contracts  of  every  kind  with  any  person,  firm,   association  or  corporation and  without  limit  as  to  mount,  to  draw,   make,   accept,   endorm],   discount,   execute  and  issue  promiseory  notes,   drafts, bills  of  exohange,  warrants,  bonds,  debentures,   and  other  negotiable   or  transferrable  instruments  as  far  as  may  be  permitted  by  the  laws  of  the  State  of  Delaware.   If)  To   have   offices  and  carry  on  business  without  restrictions   as  to  plane  or  amount.   g)  To  do  any  or  ell  of  the  things  herein  set  fora  to  the   same   extent  as  natural  persons  might  or  ooul&  do  and in  any  part   of  the  world  as  principals,   agents,   contractors, trustees   or  otherwise.  In  general  to   carry  on  any  other  business   in  connection   therewith  whether  manufacturing  or  otherwise,  and use   all  the  powers  conferred  by  the  laws  of  Delaware  upon  corporations  under  the  act  hereinafter  referred  to.    FOURTH.       The   amount  of  the  total  authorized   capital   stock  shall  be   One  Hundred  and  Twenty-five  Thousand  V•       oars,   w    ch  shall  be  divided   into  Twelve  Hundred  and  Fifty  Shares(MO)   of  the  par   value  of  One Hundred  {4100.00)   Dollars  each.   The  amount   of  the  oapital   stook  with  which  it  will  commence  business  is  One  Thousand  Dollars 01,000.003 being  ten  shares  of  the  par  value  of  One  Hundred  DrAlars   S   (000.00)   esob.         FIRMThe  names  and  places  of  residence  of  each   of  the  subscribers  to  the  capital  stook  are  as  folloaSs,   SALZ  Robert  Penington, Samuel  R.   Beynard,  Jr.,  Lillian  A.   Brownhill,   RESIDELCE  Wilmington,   Delaware,   IV      SIXTH.The  existenoe  of  this   corporation  is  to he  perpetu1.  SBVENTH.    The  affairs  of  tho  cor  or  t  be  conducted  by  the  officers  and  persona  vested  by  the  Bylave;   and  such  persons  are  to  be   obosor  at  the  times  and plsoen   fixed   by  the  By-laws.   EIGHTH.    The  said  corporation  shall  have  power   to  acquire  and  become  seized  and  possessed  of  real  and   personal  property  without  limit  or  restriction  as  to  amount   and   to  hold,   purchase,   mortgage,   lease  and  convey  such  real  and  personal  property  in  any  state  or  territory  of  the  United States,   and  in  any  foreign  country  'or  piece.   i:IHTB. The   amount  of  the  indebtedness  or  lia- bility  which   the  corporation  may  at  any  time   inour  shall  be   i unlInitod  unless   a  limit  thereto  be   fixed  by  the  By-laws,   TENTH. The  private  property  of  the  stockhold+  crs   shc.11  not  be  subject  to  the  payment  of  corporate  debts to  any  extent   or   in   any  manner  whatever.   EL:WENTE.    The   directors  shall  have  power  to  make   and  alter  the   By-lawn;   to  fix  the   amount   to  be  reserved!" as  working  capital  and  to4authoriZe-and  cause  to  be  executed! ,  -s-     mortgages  and  liene  without  limit  as  to  amount  upon  the property  and  franchises  of  the  corporation.  (a)   The  By-lava  shall  determine  whether  and  to  what  extent  the  ecoounts  and'books  of  the  corporation,  or  any  of them,   shall  be   open  to  the   inspection  of  the   etookholderwi and  no  stockholder  shall  have  any  right  of  inspecting  any account  or   book  or  document   of  the   corporation  except  as  conferred  by  law  or  the  By-laws  or  by  resolutions  of  the  stockholdere.  (b)   Theatenkholdere  or   directors   shall  Lave  power  to  hold   their  meetings  and  keep  the  books  outside  of  the State  of  Delaware,   at  such  plaoos  as  may  be  from  time  to time   designated,  TWELFTH.    It  is  the   intention  that   the  objeotel  specified  in  the  third  paragraph  hereof  shall,   except  where otherwise  expressed  in  said  paragraph,   be  nowise  limited  or reetriotee  by  reference  to  or  inference   from  the  terms  of any  other  clause  or  paragrap!,  in  the   Certificate  of    Incor- poration,   but   that  the   object   specified   in   eaoh  of  the  clausee  of  this   charter   shall  Le   regarded  ac   independent  objects.  WE,   THE  UNDERSIGNED,  for  the  purpose  of  forming  a   corporation  under   the  lawn  of  the  State  of  Delaware,   do  makej  e   ano  certify  to  the  feats  1 heroin   stated  are   .,rue;   and  we  have  accordingly  hereunto  set  1 our   respeotive  Node   and  seals.    Dated  at  Wilmington,  De1s- ware,   thisday  of   "Aces-sews-4A.D.1917.           STATE  OF  DELAWARE   SS ZOUNTY  OF  WEN  OABTLE   BE  IT  MEMBERED,   that   on  this  day  of  Ueroh,  A.D. 1417,   personally  acme  before  me   - 3    a  Notary  Public  for  the  State  of  Delaware,   BOhert  Penington,  Samuel  E.  Baynard.   Jr.   and  Lillian  A.  Erownhill,  parties  to  the  foregoing  Certificate  of  moor-    Fui   kisonu    u  me  personally  to  be   such,  and  severally    acknowledged  the  said  certificate  to  be  the  act  and  deed  cf the   signers  respectively,  and  that  the  fasts  therein  stated are  truly   set  forth.  ..0,447i,  GIVEN  under  my  hand  and  seal  of  offiofs.  year  aforesaid. 0.04  ;."  441 g7;04Fa s  1.    'it )?/  Botary  Publics.:n:104                         4  S .      kpligitte  (Convention   de   La   Haye   du   5   Octobre 1961)    1.Country:    United  States   of  America  This  public   document: 2.has  been   signed  by  Jeffrey   W.   Bullock   3.acting  in   the   capacity  of  Secretary  of  State   of  Delaware   4.bears   the   seal/stamp   of  Office   of  Secretary   of  State  (grrtifiett    5.at   Dover,    Delaware   6.the   thirtieth   day   of  June,   A.D.2009   7.by  Secretary   of  State,    Delaware   Department   of  State   8.No.0389367   9.Seal/Stamp.10Signature.           Secretary   of   State       Delaware The  First  State        PAGE1     I,   JEFFREY  W.   BULLOCK,   SECRETARY  OF  STATE  OF  THE  STATE  OF DELAWARE,   DO  HEREBY  CERTIFY  THE  ATTACHED  IS  A  TRUE  AND  CORRECT COPY  OF   THE   CERTIFICATE  OF  CHANGE  OF  REGISTERED  AGENT  OF  "DELAWARE   CHARTER   COMPANY",   FILED  IN  THIS  OFFICE  ON  THE  EIGHTH DAY  OF  NOVEMBER,    A.D. 1963,   AT   9  O'CLOCK  A_Ar.                Jeffrey  W,  Bullock,  Secretary  of  State AUTHEN    C  ,TION:7391400  09065959'DATE:06-30-09 You  limy  verify   this  certi  at   cosp.delaware.gov/authve      CERTIFICATE  OF  CHANGE  OFLOCATION  OF  PRINCIPAL,  OFFICE  AND  RESIDENT  AGENT  OF  DELAWARE  CHARTER  COMPANY    The  board  of  directors  of  the0S1...A4ARE.  CHARTER  COMPANY .  a  corporation  or  Delaware,  on  thinsnv,  nthday ofiggyerrber.D.  19  43,  do  hereby  resolve  sod  order  that  the  location  oC   the  pr  rays!  office  of  this  corporation  within  this  State  he,  and  tha  sore  hereby  is  900  iiSricAStreet,  in  the  City  ofWilmington in  the  County  of   .New  .rettstlig  The  notne  of  the  agent  therein  and  in  charge  thereof  upon  whim  process  agninst  this  Corporation  cosy   be  eer,ed.         .         Cl1REI:).RATT°!'i  S.ERYICE  COMPANY  The  .DELAWARE  CHARTER.  COMPANY,  a  corporation  or  Delaware,  cloth hereby  certify  that  the  foregoing  is  a  true  copy  of  a  resolution  adopted  by  the  board  of  directors  at  a  meeting held  ea  herein  elated.  IN  WITNESS  WHEREOF,  said  corporation  her  aeuea,  thin  certifiralE  to  he  signed  by  its  President Asst.   au/Secretary,  and  its  corporate  seal  to  be  hereto  sffise;I,  the  Nov.emtmr.  „  ..A.  D.  19  f0    BY   Sevenr.h•     .  day  of       ce+.0    i  PRESID  /    Assc  PEettil'AF  V       00013      Allostifte  (Convention   de   La   Haye   du5   Octobre1951)   1.country:   United  States   of  America  This  public  document: 2.has  been   signed  by   Jeffrey  w.   Bullock   3.acting  in   the   capacity  of  Secretary  of  state   of  Delaware   4.bears   the   seal/stamp   of  office  of  Secretary  of  State  Trrtifi  ekr    5.at   Dover,   Delaware   6.the   thirtieth   day   of  June,   A.D.2009   7.by  Secretary   of  state,    Delaware   Department  of  State   8.No.0389368   9.Seal/Stamp:10.Signature.      Delaware 'The  First  State        PAGE1     I,   JEFFREY  W.    BULLOCK,   SECRETARY  OF  STATE   OF  THE  STATE  OF DELAWARE,    DO  HEREBY  CERTIFY  THE  ATTACHED  IS  A   TRUE  AND  CORRECT COPY  OF   THE  RESTATED   CERTIFICATE   OF   "DELAWARE  CHARTER   COMPANY", CHANGING   ITS  NAME   FROM   "DELAWARE  CHARTER  COMPANY"   TO   "CSC  TRUST COMPANY  OF  DELAWARE",   FILED  IN  THIS  OFFICE  ON  THF.  FIXTM  DAY  OF FEBRUARY,   A.D. 2006,   AT   12:01   O'CLOCK  P.M.             Jeffrey  W.  Bullock,  Secretary  of  State-------. 0061202AUTHEN     C  TION:7391402  09065959DATE:06-30-09 Toe  may  verify  this  cox  tif at  carp,  delaware.  gov/authva       State  of  Delawares Secretary  of  State  Division  of  Corporations  Delivered  12:03  PM  02/06/2006  FILED  12:01  FM  02/06/2006 .mm. 060109789  -  0061202  FILE  RESTATED  CERTIFICATE  OF  INCORPORATW ei  OF  DELAWARE  CHARTER  COMPANY  (Originally  incorporated  on  March  19,  1917 under  the  name  Delaware  Charter  Company)  FIRST.  The  name  of  the   corporation  is  "CSC  TRUST  COMPANY  OF DELAWARE"  (the  "Company').  SECOND.  The  location  of  the  Company's  registered  office  in  the  State  of Delaware  shall  be 2711  Centerville  Road,  Suite  210,  Wilmington,  County  of  New  Castle, Delaware.  The  Company  shall  be  its  own  registered  agent  at  such  address.  THIRD.  That  the  objects  for  which  the  Company  is  formed  are  to  do  any  and  all of  the  things  herein  set  forth  to  the  said  extent  as  natural  persons  might  or  could  do,  and  in  any part  of  the  world,  as  principals,  agents,  contractors,  trustees,  or  otherwise  and  either  alone  or  in company  with  others,  and  the  Company  shall  have  the  following  powers:  (a) To  the  same  extent  and  in  the  same  manner  as  a  natural  person  might  now or  could  hereafter  do,  to  act  as  the  agent  of,  and  to  represent  domestic  and  foreign  corporations or  other  entities  and  to  act  as  the  agent  upon  whom  process  against  all  such  corporations  or  other entities  and  all  notices,  official  or  otherwise,  may  be  served.  (b) For  and  in  behalf  of  such  corporations  or  other  entities  to  apply,  to  obtain and  procure  to  be  issued  by  the  Secretary  of  State  of  Delaware,  or  by  like  officers  in  other  states of  the  United  States  of  America,  and  elsewhere,  or  by  other  officials  in  accordance  with  the  law, certificate  or  certificates  authorizing  such  corporations  or  other  entities  to  transact  business.         (c)o  provide,  to  keep,  to  maintain  for  and  on  behalf  of  and  as  the  agent  of such  corporations  and  other  entities  offices  principal  or  otherwise,  and  therein  to  keep  transfer  or other  hooks  and  documents,  records  and  property  of  every  sort  and  kind,  of  such  corporations and  other  entities,  for  all  purposes,  including,  without  limitation,  the  transfer  of  stock.  (d) To  keep  and  maintain  safe  deposit  vaults  and  books  and  to  take  and receive  upon  deposit  for  safe  keeping  and  storage,  stocks,  bonds,  securities,  papers,  books  and documentary  record  and  personal  property  of  every  kind  or  sort,  and  to  let  out  vaults,  safes  and other  receptacles.  (e) To  promote,  act  as  fiscal  agent  for,  and  to  organize,  reorganize,  merge, consolidate,  dissolve  or  otherwise  assist,  and  afford  facilities  to  any  corporation  or  other  entities organized  or  to  be  organized  under  the  laws  of  the  State  of  Delaware,  or  elsewhere,  and  to  act  as the  agent,  trustee  or  in  any  other  capacity  for  and  in  behalf  of  such  corporations  or  other  entities.  (f)        To  act  as  the  fiscal  or  transfer  agent  of  any  state,  municipality,  body politic,  corporation  or  other  entity  and  in  such  capacity  to  receive  and  disburse  money  and  to transfer,  register  and  countersign  certificates  of  stock,  receipts,  bonds  or  other  evidences  of indebtedness.  (g) To  act  as  the  trustee  for  the  holders  of,  or  otherwise,  in  relation  to  any   bonds,  stocks,  certificates  or  debentures  issued  or  to  be  issued  by  any  corporation  or  other  entity.  (h) To  act  as  trustee  under  any  mortgage  or  bond  issued  by  any  municipality, body  politic,  corporation,  person  or  association  or  other  entity,  and  accept  and  execute  any  other municipal  or  corporate  trust  not  inconsistent  with  law.  (i) To  act  as  the  registrar  of  stocks,  bonds,  certificates  and  debentures,  and transfer  agent  thereof-  for  corporations  and  other  entities.     -2-        To   take,   accept   and   execute   any   and   all   such   trusts,   powers   or  receiverships  of  whatever  nature  or  description  as  may  be  conferred  upon  or  entrusted  or committed  to  the  Company  by  any  person  or  persons  or  any  body  politic,  corporation,  other entity  or  other  authority  by  grant,  assignment,  transfer,  devise,  bequest  or  otherwise  (or  which may  be  entrusted  or  committed  or  transferred  to  it  or  vested  in  it  by  order  of  any  Court  of  record) and  to  receive  and  take  and  hold  any  property  or  estate,  real  or  personal,  which  may  be  the subject  or  any  such  trust  or  receivership.  (k) To  enter  into,  make,  perform  and  carry  on  contracts  of  every  kind  with  any person,  firm,  association,  corporation  or  other  entity.   To  purchase  or  otherwise  acquire,  to  hold,  sell,  assign,  transfer,  mortgage,  pledge,  exchange  or  otherwise  dispose  of  and  to  guarantee,  underwrite,  register  and  transfer bonds,  mortgages,  debentures,  obligations  or  shares  of  any  corporation  or  other  entity,  to exercise,  while  the  owner  or  trustee  thereof,  all  the  rights,  powers  and  privileges  including  the right  to  vote  thereon  which  natural  persons  being  the  owner  of  such  shares  and  property,  might, could  or  would  exercise.  (tn) To  the  same  extent  as  natural  persons  might  or  could  do,  to  purchase  or otherwise  acquire.  to  hold,  own,  to  mortgage,  sell,  convey  or  otherwise  dispose  of,  without  limit as  to  amount,  real  and  personal  property  of  any  class  or  description.  (n) To  perform  the  business  of  appraisal  or  audit  companies  and  to  examine, audit,   appraise  and   report   upon  the   accounts  and  financial  condition  of  corporations, partnerships,  other  entities  and  individuals  and  to  appraise  or  examine  and  report  upon  the condition  of  railroad,  manufacturing  and  other  properties  and  for  the  information  of  investors, financial  institutes,  borrowers  of  money  or  purchasers  of  property.     -3-        (o)To  do  all  and  everything  suitable  or  proper  for  the  accomplishment  of  any of  the  purposes  or  attainment  of  any   of  the  objects  hereinbefore  enumerated,  or  which  shall  at  the time  appear  conducive  or  expedient  for  the  protection  or  benefits  of  the  company  and  in  general to  engage  in  any  and  all  lawful  businesses  whatever  and  wherever  necessary  or  convenient.  (p) To  act  as  the  agent,  attorney,  factor,  proxy  or  broker  of  any  person  or persons,  corporation  or  corporations  or  other  entities,  for  any  and  all  purposes  whatever  to  the same  extent  as  a  natural  person  might  or  could  do,  and  to  provide  natural  persons,  corporations or  other  entities  to  act  in  any  and  all  such  capacities.  To  obtain  and  acquire  by  purchase  or  any other  lawful  manner,  information,  statistics,  facts  and  circumstances  of,  relating  to,  or  affecting the  business,  capital,  deeds,  solvency,  credit,  responsibility  and  commercial  condition  and standing  of  any  and  all  individuals,  firms,  associations,  corporations  and  other  entities  engaged in,  or  connected  with,  any  business,  occupation,  industry  or  employment  in  any  part  of  the  world and  particularly  in  and  throughout  the  United  States  of  America  and  Canada,  arid  to  dispose  of, sell,  loan,  pledge,  hire  and  use  in  any  and  all  lawful  ways,  the  information,  statistics,  facts  and circumstances  so  obtained  and  acquired.  To  act  as  the  attorney,  agent  or  proxy  of  the  holders  of stocks,  bonds  or  debentures  in  any  corporation  or  corporations  or  other  entities  organized  or  which  may  hereafter  be  organized,  and  as  such  to  provide  natural  persons  to  so  act.  IN   FURTHERANCE  AND  NOT  IN  LIMITATION  of  the  general  powers conferred  by  the  laws  of  Delaware,  it  is  expressly  provided  that  the  Company  shall  also  have  the following  powers:  (a) To  take,  own,  hold,  deal  in,  mortgage  or  otherwise,  lien  and  to  lease,  sell, exchange,  transfer  or  in  any  manner  whatever  dispose  of  real  property  wherever  situated.       -4-        (b)To  manufacture,  purchase  or  acquire  in  any  lawful  manner  and  to  hold, own,  mortgage,  pledge,  sell,  transfer  or  in  any  manner  dispose  of  and  to  deal  and  trade  in  goods, wares,  merchandise  and  property  of  any  and  evcry  class  and  description.  (c) To  acquire  the  good  will,  rights  and  property  of  any  person,  firm, association,  corporation  or  other  entity  to  pay  for  the  same  in  cash,  the  stock  of  the  Company, bonds  or  otherwise;  to  hold  or  in  any  manner  to  dispose  of  the  whole  or  any  part  of  the  property so  purchased;  to  conduct  in  any  lawful  manner  the  whole  or  any  part  of  any  business  so  acquired, and  to  exercise  all  powers,  necessary  or  convenient  in  and  about  the  conduct  and  management  of such  business.  (d) To  apply  for  or  in  any  manner  to  acquire,  and  to  hold,  own,  use  and operate  or  to  sell  or  in  any  manner  dispose  of,  and  to  grant  licenses  or  other  rights  in  respect  of and  in  any  manner  deal  with  any  and  all  rights,  inventions,  and  employments  and  processes  used in  connection  with  or  secured  under  Letters  Patent  or  Copyrights  of  the  United  States  or  other countries,  and  to  work,  operate  or  develop  the  same  and  to  carry  on  any  business,  manufacturing or  otherwise,  which  may  directly  or  indirectly  effectuate  these  objects.  or  any  of  them.  (e) To  enter  into,  make  and  perform  contracts  of  every  kind  with  any  person, fi rm,  association,  corporation  or  other  pothy  and  without  limit  as  to  amount,  to    draw,  make. accept,  endorse,  discount,  execute  and  issue  promissory  notes,  drafts,  bills  of  exchange,  warrants, bonds,  debentures,  and  other  negotiable  or  transferable  instruments.  (f)      To  have  offices  and  carry  on  business  without  restrictions  as  to  place  or amount.         -5-       (g)To  do  any  or  all  of  the  things  herein  set  forth  to  the  same  extent  as  natural persons  might  or  could  do  and  in  any  part  of  the  world  as  principals,  agents,  contractors,  trustees or  otherwise.  In  general  to  carry  on  any  other  business  in  connection  therewith  whether manufacturing  or  otherwise,  and  use  all  the  powers  conferred  by  the  laws  of  Delaware  upon corporations  under  the  Delaware  General  Corporation  Law_  FOURTH.  The  amount  of  the  total  authorized  capital  stock  shall  be  Five  Hundred Thousand  ($500,000)  Dollars,  which  shall  be  divided  into  One-Thousand  Shares  (1,000)  of  the par  value  of  Five-Hundred  ($500)  Dollars  each.  FIFTH.  The  existence  of  this  corporation  is  to  be  perpetual.  SIXTH.  The  business  and  affairs  of  the  Company  are  to  be  managed  by  or  under a  board  of  directors,  which  shall  be  comprised  of  seven  persons  or  such  other  number  of  persons as  may  be  designated  from   time  to  time  by  resolution  of  the  hoard  of  directors  or  in  the  By-laws of  the  Company.  SEVENTH.  The  Company  shall  have  power  to  acquire  and  become  seized  and possessed  of  real  and  personal  property  without  limit  or  restriction  as  to  amount  and  to  hold,  purchase,  mortgage,  lease  and  convey  such  real  and  personal  property  in  any  state  or  territory  of   the  United  States,  and  in  any  foreign  country  or  place.  EIGHTH.  The  private  property  of  the  stockholders  of  the  Company  from  time  to time  shall  not  be  subject  to  the  payment  of  the  debts  of  the  Company  to  any  extent  or  in  any manner  whatever.  NINTH.  The  hoard  of  directors  shall  have  power  to  adopt,  amend  or  repeal  any or  all  of  the  By-laws  of  the  Company;  to  fix  the  amount  to  be  reserved  as  working  capital  and  to     -6-     authorize  and  cause  to  be  executed  mortgages  and  liens  without  limit  as  to  amount  upon  the property  and  franchises  of  the  Company.  (a) The  By-laws  of  the  Company  shall  determine  whether  and  to  what  extent the  accounts  and  books  of  the  corporation,  or  any  of  them,  shall  be  open  to  the  inspection  of  the stockholders;  and  no  stockholder  shall  have  any  right  of  inspecting  any  account  or  book  or document  of  the  corporation  except  as  conferred  by  law  or  the  By-laws  of  the  Company  or  by resolutions  of  the  stockholders.  (b) the  stockholders  or  directors  shall  have  power  to  hold  their  meetings  and keep  the  hooks  outside  of  the  State  of  Delaware,  at  such  places  as  may  be  from  time  to  time designated.  TENTH.  The  stockholders  of  the  Company  shall  not  have  preemptive  rights  by virtue  of  this  Restated  Certificate  of  Incorporation  or  the  fact  that  the  Company  was  incorporated prior  to  July  3, 1967.  and,  accordingly,  no  stockholder  shall  have  preemptive  rights  or  other similar  rights  except  to  the  extent  that  such  rights  are  specifically  provided  for  by  agreement between  such  stockholder  and  the  Company.  ELEVENTH.   A  director  of  the  Company  shall  not  be  personally  liable  to  the Company  or  its  stockholders  for  monetary  damages  for  breach  of  fiduciary  duty  as  a  director, except  for  liability (i)  for  any  breach  of  the  director's  duty  of  loyalty  to  the  Company  or  its stockholders;  (ii)  for  acts  or  omissions  not  in  good  faith  or  which  involve  intentional  misconduct or  a  knowing  violation  of  law,  (iii)  under  Section  174  of  the  Delaware  General  Corporation  Law, or  (iv)  for  any  transaction  from  which  the  director  derived  an  improper  personal  benefit.  If  the Delaware  General  Corporation  Law  is  amended  to  authorize  corporate  action  further  eliminating or  limiting  the  personal  liability  of  directors,  then  the  liability  of  a  director  of  the  Company  shall     -7-     be  eliminated  or  limited  to  the  fullest  extent  permitted  by  the  Delaware  General  Corporation law,  as  so  amended.  Any  repeal  or  modification  of  the  foregoing  paragraph  by  the  stockholders  of  the Company  shall  not  adversely  affect  any  right  or  protection  of  a  director  of  the  Company  existing at  the  time  of  such  repeal  or  modification.  TWELFIll.  It  is  the  intention  that  the  objects  specified  in  the  third  paragraph hereof  shall,  except  where  otherwise  expressed  in  said  paragraph,  be  nowise  limited  or  restricted by  reference  to  or  inference  from  the  terms  of  any  other  clause  or  paragraph  in  the  Restated Certificate  of  incorporation,  but  that  the  object  specified  in  each  of  the  clauses  of  this  charter shall  be  regarded  as  independent  objects.  IN  WITNESS  WHEREOF,  this  Restated  Certificate  of  Incorporation,  which restates and  integrates  and  further  amends  the  provisions  of  the  Certificate  of  Incorporation  of the  Company,  and  which  has  been  duly  adopted  in  accordance  with  Sections  242  and  245  of  the Delaware  General  Corporation  Law,  has  been  executed  by  a  duly  authorized  officer  of  the  Company  thisday  of  February,  2006.  DELAWARE  CHARTER  CO   PANY   By  •  Nam Title:   The  foregoing  Restated  Certificate  of  Incorporation  is  hereby  approved  in  both  substance  and  in form.    Honorable  Robert  A.  Olen State  sank  Commissioner  February  ;'_,2006   487830    -8-      Delaware The  First  State        PAGE1     I,    JEFFREY   W.    BULLOCK,    SECRETARY  OF  STATE   OF   THE   STATE   OF DELAWARE,    DO   HEREBY   CERTIFY   THE  ATTACHED   IS  A   TRUE  AND   CORRECT COPY   OF   THE   CERTIFICATE   OF  AMENDMENT   OF   "CSC   TRUST   COMPANY  OF DELAWARE",    CHANGING   ITS   NAME   FROM   "CSC   TRUST   COMPANY  OF   DELAWARE"   TO    "DELAWARE   TRUST   COMPANY",    FILED   IN   THIS   OFFICE   ON   THE   TWENTY—SECOND   DAY  OF  AUGUST,   A.D. 2014,    AT   5:43   O'CLOCK  P.M.  A   FILED   COPY  OF   THIS   CERTIFICATE  HAS   BEEN  FORWARDED   TO   THE NEW   CASTLE   COUNTY  RECORDER   OF  DEEDS.                                      jett,eyvv.B.H.,,,,t.yotsthre 00612028100AUTHEN  C   TION:1643996  141102950DATE:08-25-14 You  may  verify   this  certificate  online at   corp.delaware.gov/authver.shtml     State  of  Delaware  Secretary  of  State  Division  of  Corporations  Delivered  05x43  PM  08/22/2014  FILED  05:43  PM  08/22/2014   SRV 141102950   -  0061202  FILE     CERTIFICATE  OF  AMENDMENT  OF RESTATED  CERTIFICATE  OF  INCORPORATION  OF CSC  TRUST  COMPANY  OF  DELAWARE      CSC  TRUST  COMPANY  OF  DELAWARE,  a  corporation  duly  organized  and  existing  under  the  General  Corporation  Law  of  the  Stale  of  Delaware  (formerly  known  as  Delaware  Charter Company)  (the  "Corporation"),  does  hereby  certify  that:  L The  Restated  Certificate  of  Inco   oration  of  the  Corporation  is  hereb   amended  by  deleting  the  text  of  Article  FIRST  thereof  and  inserting  the  following  in  lieu  thereof:   "FIRST. The  name  of  the  corporation  is  "Delaware  Trust  Company"  (the  "Company")."   2. The  foregoing  amendment  was  duly  adopted  in  accordance  with  the  provisions  of  Sections  141  and  242  of  the  General  Corporation  Law  of  the  State  of  Delaware.    IN  WITNESS  WHEREOF,  the  Corporation  has  caus   this  Certificate  of  Amendment  of  Restated  Certificate  of  Incorporation  to  be  duly  executed  on  this 1 "day  of  August,  2014.    CSC  TRUST  COMPANY  OF  DELAWARE    By:   Title:  i?     The  foregoing  Certificate  of  Amendment  of  Restated  Certificate  of  Incorporation  of  CSC   Trust  Company  of  Delaware  is  hereby  approved  both  in  substance  and  in  form.     Dated:vsf    11--,2o14  6E1:    44e,  The  Honorable  Robert  A.  Glen State  Bank  Commissioner  State  of  Delaware     RLFI  1065691Di  2       EXHIBIT  4   DELAWARE  TRUST  COMPANY  BY-LAWS    ARTICLE  I  —  STOCKHOLDERS    ec      ionAnnual   ee  ing An  annual  meeting  of  stockholders,  for  the  election  of  directors  to  succeed  those whose  terms  expire  and  for  the  transaction  of  such  other  business  as  may  properly  come  before  the  meeting,  shall  be  held  at  such  place,  on  such  date,  and  at  such  time  as the  Board  of  Directors  shall  each  year  fix,  which  date  shall  be  within  thirteen  (13)  months  of  the  last  annual  meeting  of  stockholders  or,  if  no  such  meeting  has  been  held, the  date  of  incorporation.     Section  2Special  Meetings Special  meetings  of  the  stockholders,  for  any  purpose  or  purposes  prescribed  in the  notice  of  the  meeting,  may  be  called  by  the  Board  of  Directors,  a  majority  of  stockholders  entitled  to  vote  or  the  chief  executive  officer  and  shall  be  held  at  such place.  on  such  date,  and  at  such  time  as  they  or  he  or  she  shall  fix.     Section  3Notice  of  Meetings Written  notice  of  the  place,  date,  and  time  of  all  meetings  of  the  stockholders  shall  be  given,  not  less  than  ten  (10)  nor  more  than  sixty  (60)  days  before  the  date  on which  the  meeting  is  to  be  held,  to  each  stockholder  entitled  to  vote  at  such  meeting, except  as  otherwise     1          provided  herein  or  required  by  law  (meaning,  here  and  hereinafter,  as  required  from time  to  time  by  the  Delaware  General  Corporation  Law  or  the  Certificate  of  Incorporation,  as  amended,  of  Delaware  Trust  Company  (the  "Company')).  When  a  meeting  is  adjourned  to  another  place,  date  or  time,  written  notice  need not  be  given  of  the  adjourned  meeting  if  the  place,  date  and  time  thereof  are  announced at  the  meeting  at  which  the  adjournment  is  taken;  provided,  however,  that  if  the  date  of any  adjourned  meeting  is  more  than  thirty  (30)  days  after  the  date  for  which  the  meeting was  originally  noticed,  or  if  a  new  record  date  is  fixed  for  the  adjourned  meeting,  written notice  of  the  place,  date,  and  time  of  the  adjourned  meeting  shall  be  given  in  conformity herewith.  At  any  adjourned  meeting,  any  business  may  be  transacted  which  might  have been  transacted  at  the  original  meeting.     Section  4Quorum At  any  meeting  of  the  stockholders,  the  holders  of  a  majority  of  all  of  the  shares of  the  stock  entitled  to  vote  at  the  meeting,  present  in  person  or  by  proxy,  shall  constitute  a  quorum  for  all  purposes,  unless  or  except  to  the  extent  that  the  presence  of a  larger  number  be  required  by  law.  Where  a  separate  vote  by  a  class  or  classes  is  requirecLa-malurity-of-the-shares-of  -such-class-or-  clesses-present-M-persan-ar  represented  by  proxy  shall  constitute  a  quorum  entitled  to  take  action  with  respect  to that  vote  on  that  matter.   If  a  quorum  shall  fail  to  attend  any  meeting,  the  chairman  of  the  meeting  or  the  holders  of  a  majority  of  the  shares  of  stock  entitled  to  vote  who  are  present,  in  person  or by  proxy,  may  adjourn  the  meeting  to  another  place,  date,  or  time          2           Section  5.Organization_ Such  person  as  the  Board  of  Directors  may  have  designated  or,  in  the  absence  of such  a  person,  the  chief  executive  officer  of  the  Company  or,  in  his  or  her  absence,  such  person as  may  be  chosen  by  the  holders  of  a  majority  of  the  shares  entitled  to  vote  who  are  present,  in person  or  by  proxy,  shall   call  to  order  any  meeting  of  the  stockholders  and  act  as  chairman  of  the meeting.   In  the  absence  of  the  Secretary  of  the  Company,  the  secretary  of  the  meeting  shall  be the  Assistant  Secretary  or  such  person  as  the  chairman  appoints.     Section  6.Conduct  of  Business. The  chairman  of  any  meeting  of  stockholders  shall  determine  the  order  of business  and  the  procedure  at  the  meeting,  including  such  regulation  of  the  manner  of  voting  and the  conduct  of  discussion  as  seem  to  him  or  her  in  order.     Section  7.Proxies  and  Voting.  At  any  meeting  of  the  stockholders,  every  stockholder  entitled  to  vote  may  vote  in   person  or  by  proxy  authorized  by  an  instrument  in  writing  or  by  a  transmission  permitted  by  law  filed  in  accordance  with  the  procedure  established  for  the  fleeting.    Any  copy,  facsimile telecommunication  or  other  reliable  reproduction  of  the  writing  or  transmission  created  pursuant to  this  paragraph  may&  substituted  or  used  in  lieu  of  the  original  writing  or  transmission  for  any and  all  purposes  for  which  the  original  writing  or  transmission  could  be  used,  provided  that  such copy,  facsimile  telecommunication  or  other  reproduction  shall  be  a  complete  reproduction  of  the       -  3  -          entire  original  writing  or  transmission.  All  voting,  including  on  the  election  of  directors  but  excepting  where  otherwise required  by  law,  may  be  by  a  voice  vote;  provided,  however,  that  upon  demand  therefore  by  a stockholder  entitled  to  vote  or  by  his  or  her  proxy,  a  stock  vote  shall  be  taken.  Every  stock  vote shall  be  taken  by  ballots,  each  of  which  shall  state  the  name  of  the  stockholder  or  proxy  voting and  such  other  information  as  may  be  required  under  the  procedure  established  for  the  meeting. The  Company  may,  and  to  the  extent  required  by  law,  in  advance  of  any  meeting  of stockholders,  appoint  one  or  more  inspectors  to  act  at  the  meeting  and  make  a  written  report thereof  The  Company  may  designate  one  or  more  persons  as  alternate  inspectors  to  replace  any inspector  who  fails  to  act.  If  no  inspector  or  alternate  is  able  to  act  at  a  meeting  of  stockholders, the  person  presiding  at  the  meeting  may,  and  to  the  extent  required  by  law,  shall,  appoint  one  or more  inspectors  to  act  at  the  meeting.  Each  inspector,  before  entering  upon  the  discharge  of  his duties,  shall  take  and  sign  an  oath  faithfully  to  execute  the  duties  of  inspector  with  strict impartiality  and  according  to  the  best  of  his  ability.  Every  vote  taken  by  ballots  shall  be  counted by  an  inspector  or  inspectors  appointed  by  the  chairman  of  the  meeting.  All  elections  shall  be  determined  by  a  plurality  of  the  votes  cast,  and  except  as  otherwise  required  by  law,  all  other  matters  shall  be  determined  by  a  majority  of  the  votes  cast affirmatively  or  negatively.     Section  8.Stock  List.  A  complete  list  of  stockholders  entitled  to  vote  at  any  meeting  of  stockholders,       -  4  -      arranged  in  alphabetical  order  for  each  class  of  stock  and  showing  the  address  of  each  such stockholder  and  the  number  of  shares  registered  in  his  or  her  name,  shall  be  open  to  the examination  of  any  such  stockholder,  for  any  purpose  germane  to  the  meeting,  during  ordinary business  hours  for  a  period  of  at  least  ten  (10)  days  prior  to  the  meeting,  either  at  a  place  within the  city  where  the  meeting  is  to  be  held,  which  place  shall  be  specified  in  the  notice  of  the meeting,  or  if  not  so  specified,  at  the  place  where  the  meeting  is  to  be  held.  The  stock  list  shall  also  be  kept  at  the  place  of  the  meeting  during  the  whole  time thereof  and  shall  he  open  to  the  examination  of  any  such  stockholder  who  is  present.  This  list shall  presumptively  determine  the  identity  of  the  stockholders  entitled  to  vote  at  the  meeting  arid the  number  of  shares  held  by  each  of  them.     Section  9.Consent  of  Stockholders  in  Lieu  of  Meeting. Any  action  required  to  be  taken  at  any  annual  or  special  meeting  of  stockholders of  the  Company,  or  any  action  which  may  be  taken  at  any  annual  or  special  meeting  of  the stockholders,  may  he  taken  without  a  meeting,  without  prior  notice  and  without  a  vote,  if  a   consent  or  consents  in  writing  setting  forth  the  action  so  taken,  shall  be  signed  by  the  holders  of  outstanding  stock  having  not  less  than  the  minimum  number  of  votes  that  would  be  necessary  to authorize  or  take  such  action  at  a  meeting  at  which  all  shares  entitled  to  vote  thereon  were present  and  voted  and  shall  be  delivered  to  the  Company  by  delivery  to  its  registered  office  in Delaware,  its  principal  place  of  business,  or  an  officer  or  agent  of  the  Company  having  custody of  the  book  in  which  proceedings  of  meetings  of  stockholders  are  recorded.   As  set  forth  in  the       -  5  -      Certificate  of  Incorporation,  the  Company  shall  serve  as  its  own  registered  agent  and  therefore delivery  made  to  the  Company  shall  constitute  delivery  to  its  registered  office  and  shall  be  made by  hand  or  by  certified  or  registered  mail,  return  receipt  requested.  Every  written  consent  shall  bear  the  date  of  signature  of  each  stockholder  who signs  the  consent  and  no  written  consent  shall  be  effective  to  take  the  corporate  action  referred  to therein  unless,  within  sixty  (60)  days  of  the  date  the  earliest  dated  consent  is  delivered  to  the Company,  a  written  consent  or  consents  signed  by  a  sufficient  number  of  holders  to  take  action are  delivered  to  the  Company  in  the  manner  prescribed  in  the  first  paragraph  of  this  Section.     ARTICLE  11-  BOARD  OF  DIRECTORS    Section  1.Number  and  Term  of  Office. The  number  of  directors  who  shall  constitute  the  whole  Board  shall  be  such number  as  the  Board  of  Directors  shall  from   time  to  time  have  designated,  provided  that  the number  of  directors  shall  not  be  less  than  five.  Each  director  shall  he  elected  and  serve  until  his or  her  successor  is  elected  and  qualified,  except  as  otherwise  provided  herein  or  required  by  law.  The  initial  members  of  the  Board  of  Directors  of  the  Company,  including  the Chairman  of  the  Board,  shall  be  elected  by  the  majority  vote  of  the  stockholders  entitled  to  vote. Each  such  director  shall  hold  office  until  the  first  annual  meeting  of  the  stockholders  and  until his  successor  has  been  duly  elected  and  qualified  or  the  occurrence  of  the  earlier  death  or resignation  of  such  director.  Whenever  the  authorized  number  of  directors   is  increased  between  annual      -  6  -      meetings  of  the  stockholders,  a  majority  of  the  directors  then  in  office  shall  have  the  power  to elect  such  new  directors  for  the  balance  of  a  term  and  until  their  successors  are  elected  and qualified.     Section  2.Vacancies. If  the  office  of  any  director  becomes  vacant  by  reason  of  death,  resignation, disqualification,  removal  or  other  cause,  a  majority  of  the  directors  remaining  in  office,  although less  than  a  quorum,  may  elect  a  successor  for  the  unexpired  term  and  until  his  or  her  successor  is elected  and  qualified.     Section  3.Regular  Meetings. Regular  meetings  of  the  Board  of  Directors  shall  be  held  at  such  place  or  places, on  such  date  or  dates,  and  at  such  time  or  times  as  shall  have  been  established  by  the  Board  of Directors  and  publicized  among  all  directors.   A  notice  of  each  regular  meeting  shall  not  be required.     Section  4.Special  Meetings. Special  meetings  of  the  Board  of  Directors  may  be  called  by  the  Chairman  of  the Board  or  by  one-third  (113)  of  the  directors  then  in  office  (rounded  up  to  the  nearest  whole number)  or  by  the  chief  executive  officer  and  shall  be  held  at  such  place,  on  such  date,  and  at such  time  as  they  or  he  or  she  shall  fix.  Notice  of  die  place,  date,  and  time  of  each  such  special       -  7  -      meeting  shall  be  given  each  director  by  whom  it  is  not  waived  by  mailing  written  notice  not  less than  five  (5)  days  before  the  meeting  or  by  telegraphing  or  telexing  or  by  facsimile  transmission of  the  same  not  less  than   twenty-four  (24)  hours  before  the  meeting.  Unless  otherwise  indicated in  the  notice  thereof;  any  and  all  business  may  be  transacted  at  a  special  meeting.     Section  5.Quorum. At  any  meeting  of  the  Board  of  Directors,  a  majority  of  the  total  number  of  the whole  Board  shall  constitute  a  quorum  for  all  purposes.   If  a  quorum  shall  fail  to  attend  any meeting,  a  majority  of  those  present  may  adjourn  the  meeting  to  another  place,  date,  or  time, without  further  notice  or  waiver  thereof     Section  6.Participation  in  Meetings  By  Conference  Telephone. Members  of  the  Board  of  Directors,  or  of  any  committee  thereof,  may  participate in  a  meeting  of  such  Board  or  committee  by  means  of  conference  telephone  or  similar  communi- cations  equipment  by  means  of  which  all  persons  participating  in  the  meeting  can  hear  each  other  and  such  participation  shall  constitute  presence  in  person  at  such  meeting.     Section  7.Conduct  of  Business. At  any  meeting  of  the  Board  of  Directors,  business  shall  be  transacted  in  such order  and  manner  as  the  Board  may  from  time  to  time  determine,  and  all  matters  shall  be determined  by  the  vote  of  a  majority  of  the  directors  present,  except  as  otherwise  provided  herein       -8-      or  required  by  law.   Action  may  be  taken  by  the  Board  of  Directors  without  a  meeting  if  all members  thereof  consent  thereto  in  writing,  and  the  writing  or  writings  are  filed  with  the  minutes of  proceedings  of  the  Board  of  Directors.     Section  8.Powers. The  Board  of  Directors  may,  except  as  otherwise  required  by  law,  exercise  all such  powers  and  do  all  such  acts  and  things  as  may  he  exercised  or  done  by  the  Company, including.  without  limiting  the  generality  of  the  foregoing,  the  unqualified  power:   (1)To  declare  dividends  from  time  to  time  in  accordance  with  law;  (2)To  purchase  or  otherwise  acquire  any  property,  rights  or  privileges  on  such  terms  as  it  shall  determine;  (3) To  authorize  the  creation,  making  and  issuance,  in  such  form  as  it  may determine,  of  written  obligations  of  every  kind,  negotiable  or  non-negotiable,  secured  or  unsecured,  and  to  do  all  things  necessary  in  connection  therewith;  (4) To  remove  any  officer  of  the  Company  with  or  without  cause,  and  from   time  to  time  to  devolve  the  powers  and  duties  of  any  officer  upon  any  other  person  for  the  time   being;  (5) To  confer  upon  any  officer  of  the  Company  the  power  to  appoint,  remove and  suspend  subordinate  officers,  employees  and  agents;  (6) To  adopt  from  time  to  time  such  stock  option,  stock  purchase,  bonus   or other  compensation  plans  for  directors,  officers,  employees  and  agents  of  the  Company  and  its       -  9  -          subsidiaries  as  it  may  determine;  (7) To  adopt  from  time  to  time  such  insurance,  retirement,  and  other  benefit plans  for  directors,  officers,  employees  and  agents  of  the  Company  and  its  subsidiaries  as  it  may determine;  and,  (8) To  adopt  from  time  to  time  regulations,  not  inconsistent  with  these  Bylaws,  for  the  management  of  the  Company's  business  and  affairs.     Section  9.Compensation  of  Directors. Directors,  as  such,  may  receive,  pursuant  to  resolution  of  the  Board  of  Directors, fixed  fees  and  other  compensation  for  their  services  as  directors,  including,  without  limitation, their  services  as  members  of  committees  of  the  Board  of  Directors.     ARTICLE  III  -  COMMITTEES    Section  1.Committees  of  the  Board  of  Directors. The  Board  of  Directors,  by  a  vote  of  a  majority  of  the  whole  Board,  may  from time  to  time  designate  committees  of  the  Board,  with  such  lawfully  delegable  powers  and  duties as  it  thereby  confers,  to  serve  at  the  pleasure  of  the  Board  and  shall,  for  those  committees  and any  others  provided  for  herein,  elect  a  director  or  directors  to  serve  as  the  member  or  members, designating,  if  it  desires,  other  directors  as  alternate  members  who  may  replace  any  absent  or disqualified  member  at  any  meeting  of  the  committee_   Any  committee  so  designated  may exercise  the  power  and  authority  of  the  Board  of  Directors  to  declare  a  dividend,  to  authorize  the      -  10-      issuance  of  stock  or  to  adopt  a  certificate  of  ownership  and  merger  pursuant  to  Delaware  law  if the  resolution  which  designates  the  committee  or  a  supplemental  resolution  of  the  Board  of Directors  shall  so  provide.   In  the  absence  or  disqualification  of  any  member  of  any  committee and  any  alternate  member  in  his  or  her  place,  the  member  or  members  of  the  committee  present at  the  meeting  and  not  disqualified  from  voting,  whether  or  not  he  or  she  or  they  constitute  a quorum,  may  by  unanimous  vote  appoint  another  member  of  the  Board  of  Directors  to  act  at  the meeting  in  the  place  of  the  absent  or  disqualified  member.     Section  2.Conduct  of  Business. Each  committee  may  determine  the  procedural  rules  for  meeting  and  conducting its  business  and  shall  act  in  accordance  therewith,  except  as  otherwise  provided  herein  or required  by  law.  Adequate  provision  shall  be  made  for  notice  to  members  of  all  meetings;  one- third  (1/3)  of  the  members  shall  constitute  a  quorum  unless  the  committee  shall  consist  of  one  (I  ) or  two  (2)  members,  in  which  event  one  (1)  member  shall  constitute  a  quorum;  and  all  matters shall  be  determined  by  a  majority  vote  of  the  members  present.   Action  may  be  taken  by  any   committee  without  a  meeting  if  all  members  thereof  consent  thereto  in  writing,  and  the  writing  or   writings  are  filed  with  the  minutes  of  the  proceedings  of  such  committee.     ARTICLE  IV  -  OFFICERS    Section    1.Generally.  The  Board  of  Directors  shall  elect  a  President  and  may  elect  or  appoint  a      -11-      Chairman  of  the  Board,  a  Secretary  and  such  other  officers  as  it  may  fi-om  time  to  time  choose  to elect  or  appoint,  including,  but  not  limited  to,  one  or  more  Vice  Presidents  (any  one  or  more  of whom  may  be  designated  Executive  Vice  Presidents  or  Senior  Vice  Presidents)  and  a  Treasurer. Officers  shall  be  elected  by  the  Board  of  Directors.  Each  officer  shall  hold  office  until  his  or  her successor  is  elected  and  qualified  or  until  his  or  her  earlier  resignation  or  removal.  Any  number of  offices  may  be  held  by  the  same  person.  Any  vacancies  occurring  in  officer  positions  may  be  filled  at  any  regular  or  special  meeting  of  the  Board  of  Directors.  The  compensation  of  officers  required  by  this  section  to  be  elected  or  appointed by  the  Board  of  Directors  may  be  fixed  by  the  Board  of  Directors.  The  compensation  of  other officers  may  be  fixed  either  by  the  Board  of  Directors  or  by  the  President.  Each  officer  shall  be sworn  to  the  faithful  performance  of  his  duties.   In  the  absence  of  a  Chairman  of  the  Board  to preside  at  meetings  of  the  Board  of  Directors,  the  President  shall  preside  at  meetings  of  the Board  of  Directors.     Section  2.President.  Subject  to  the  provisions  of  these  By-laws  and  to  the  direction  of  the  Board  of  Directors,  he  or  she  shall  have  the  responsibility  for  the  general  management  and  control  of  the business  and  affairs  of  the  Company  and  shall  perform  all  duties  and  have  all   powers  which  are commonly  incident  to  the  office  of  chief  executive  or  which  are  delegated  to  him  or  her  by  the Board  of  Directors.   He  or  she  shall  have  power  to  sign  all  stock  certificates,  contracts  and  other instruments  of  the  Company  which  are  authorized  and  shall  have  general  supervision  and       -  12  -      direction  of  all  of  the  other  officers,  employees  and  agents  of  the  Company.  In  the  event  of  the President's  absence  or  disability,  the  Board  shall  appoint  an  Officer  to  perform  the  duties  and exercise  the  powers  of  the  President.     Section  3.Vice  President. Each  Vice  President  shall  have  such  powers  and  duties  as  may  be  delegated  to him  or  her  by  the  Board  of  Directors.   He  or  she  may  sign,  with  other  authorized  officers,  all contracts,  instruments  or  documents  in  the  name  of  the  Company  and  may  affix  or  cause  to  be affixed  thereto  the  seal  of  the  Company.     Section  4.Treasurer. The  Treasurer  shall  have  the  responsibility  for  maintaining  the  financial  records of  the  Company.   He  or  she  shall  make  such  disbursements  of  the  funds  of  the  Company  as  are authorized  and  shall  render  from  time  to  time  an  account  of  all  such  transactions  and  of   the financial  condition  of  the  Company.   The  Treasurer  shall  also  perform  such  other  duties  as  the  Board  of  Directors  may  from  time  to  time  prescribe.     Section  5.Secretary  and  Assistant  Secretary The  Secretary  or  Assistant  Secretary  shall  issue  all  authorized  notices  for,  and shall  keep  minutes  of,  all  meetings  of  the  stockholders  and  the  Board  of  Directors.  The  Secretary or  Assistant  Secretary  may  sign,  with  other  authorized  officers,  all  contracts,  instruments  or       -  13  -      documents  in  the  name  of  the  Company  and  may  affix  or  cause  to  be  affixed  thereto  the  seal  of the  Company,  of  which  he  or  she  shall  be  the  custodian.   The  Secretary  or  Assistant  Secretary shall  have  charge  of  the  corporate  books  and  shall  perform  such  other  duties  as  the  Board  of Directors  may  from  time  to  time  prescribe.     Section  6.Delegation  of  Authority. The  Board  of  Directors  may  from  time  to  time  delegate  the  powers  or  duties  of any  officer  to  any  other  officers  or  agents,  notwithstanding  any  provision  hereof.     Section  7.Removal. Any  officer  of  the  Company  may  be  removed  at  any  time,  with  or  without  cause, by  the  Board  of  Directors.     Section  8.Action  with  Respect  to  Securities  of  Other  Corporations.  Unless  otherwise  directed  by  the  Board  of  Directors,  the  President  or  any  officer   of  the  Company  authorized  by  the  President  shall  have  power  to  vote  and  otherwise  act  on  behalf  of  the  Company,  in  person  or  by  proxy,  at  any  meeting  of  stockholders  of  or  with  respect  to  any action  of  stockholders  of  any  other  corporation  in  which  this  Company  may  hold  securities  and otherwise  to  exercise  any  and  all  rights  and  powers  which  this  Company  may  possess  by  reason of  its  ownership  of  securities  in  such  other  corporation.         -  14  -          ARTICLE  V  -  STOCK    Section  1.Certificates  of  Stock. Each  stockholder  shall  be  entitled  to  a  certificate  signed  by,  or  in  the  name  of  the Company  by,  the  President  or  a  Vice  President,  and  by  the  Secretary  or  an  Assistant  Secretary,  or the  Treasurer  or  an  Assistant  Treasurer,  certifying  the  number  of  shares  owned  by  him  or  her.  Any  or  all  of  the  sioinatares  on  the  certificate  may  he  by  facsimile     Section  2.Transfers  of  Stock. Transfers  of  stock  shall  he  made  only  upon  the  transfer  hooks  of  the  Company kept  at  an  office  of  the  Company  or  by  transfer  agents  designated  to  transfer  shares  of  the  stock of  the  Company.   Except  where  a  certificate  is  issued  in  accordance  with  Section  4  of  Article  V of  these  By-laws,  an  outstanding  certificate  for  the  number  of  shares  involved  shall  be surrendered  for  cancellation  before  a  new  certificate  is  issued  therefor.     Section  3.Record  Date. In  order  that  the  Company  may  determine  the  stockholders  entitled  to  notice  of  or to  vote  at  any  meeting  of  stockholders,  or  to  receive  payment  of  any  dividend  or  other distribution  or  allotment  of  any  rights  or  to  exercise  any  rights  in  respect  of  any  change, conversion  or  exchange  of  stock  or  for  the  purpose  of  any  other  lawful  action,  the  Board  of Directors  may  fix  a  record  date,  which  record  date  shall  not  precede  the  date  on  which  the resolution  fixing  the  record  date  is  adopted  and  which  record  date  shall  not  be  more  than  sixty      -  15  -      (60)  nor  less  than  ten  (10)  days  before  the  date  of  any  meeting  of  stockholders,  nor  more  than sixty (60)  days  prior  to  the  time  for  such  other  action  as  hereinbefore  described;  provided, however,  that  if  no  record  date  is  fixed  by  the  Board  of  Directors,  the  record  date  for  determining stockholders  entitled  to  notice  of  or  to  vote  at  a  meeting  of  stockholders  shall  be  at  the  close  of business  on  the  day  next  preceding  the  day  on  which  notice  is  given  or,  if  notice  is  waived,  at  the close  of  business  on  the  day  next  preceding  the  day  on  which  the  meeting  is  held,  and,  for determining  stockholders  entitled  to  receive  payment  of  any  dividend  or  other  distribution  or allotment  of  rights  or  to  exercise  any  rights  of  change,  conversion  or  exchange  of  stock  or  for any  other  purpose,  the  record  date  shall  be  at  the  close  of  business  on  the  day  on  which  the  Board of  Directors  adopts  a  resolution  relating  thereto.  A  determination  of  stockholders  of  record  entitled  to  notice  of  or  to  vote  at  a meeting  of  stockholders  shall  apply  to  any  adjournment  of  the  meeting;  provided,  however,  that the  Board  of  Directors  may  fix  a  new  record  date  for  the  adjourned  meeting.  In  order  that  the  Company  may  determine  the  stockholders  entitled  to  consent  to corporate  action  in  writing  without  a  meeting,  the  Board  of  Directors  may  fix  a  record  date,   which  shall  not  precede  the  date  upon  which  the  resolution  fixing  the  record  date  is  adopted  by  the  Board  of  Directors,  and  which  record  date  shall  be  not  more  than  ten  (10)  days  after  the  date upon  which  the  resolution  fixing  the  record  date  is  adopted.  If  no  record  date  has  been  fixed  by the  Board  of  Directors  and  no  prior  action  by  the  Board  of  Directors  is  required  by  the  Delaware General  Corporation  Law,  the  record  date  shall  he  the  first  date  on  which  a  signed  written consent  setting  forth  the  action  taken  or  proposed  to  be  taken  is  delivered  to  the  Company  in  the       -16-      manner  prescribed  by  Article  I,  Section  9  hereof.  If  no  record  date  has  been  fixed  by  the  Board of  Directors  and  prior  action  by  the  Board  of  Directors  is  required  by  the  Delaware  General Corporation  Law  with  respect  to  the  proposed  action  by  written  consent  of  the  stockholders,  the record  date  for  determining  stockholders  entitled  to  consent  to  corporate  action  in  writing  shall be  at  the  close  of  business  on  the  day  on  which  the  Board  of  Directors  adopts  the  resolution taking  such  prior  action.     Section  4.Lost,  Stolen  or  Destroyed  Certificates. In  the  event  of  the  loss,  theft  or  destruction  of  any  certificate  of  stock,  another may  be  issued  in  its  place  pursuant  to  such  regulations  as  the  Board  of  Directors  may  establish concerning  proof  of  such  loss,  theft  or  destruction  and  concerning  the  giving  of  a  satisfactory bond  or  bonds  of  indemnity.     Section  5,Regulations.  The  issue,  transfer,  conversion  and  registration  of  certificates  of  stock  shall  be   governed  by  such  other  regulations  as  the  Board  of  Directors  ma„  establish.      ARTICLE  VI  -  NOTICES    Section  1.Notices.  Except  as  otherwise  specifically  provided  herein  or  required  by  law,  all  notices       -  17  -      required  to  be  given  to  any  stockholder,  director,  officer,  employee  or  agent  shall  be  in  writing and  may  in  every  instance  be  effectively  given  by  hand  delivery  to  the  recipient  thereof,  by depositing  such  notice  in  the  mails,  postage  paid,  by  sending  such  notice  by  prepaid  telegram  or mailgram,  or  by  transmitting  such  notice  by  facsimile.  Any  such  notice  shall  be  addressed  to such  stockholder,  director,  officer,  employee  or  agent  at  his  or  her  last  known  address  as  the same  appears  on  the  books  of  the  Company.   The  time  when  such  notice  is  received,  if  hand delivered,  or  dispatched,  if  delivered  through  the  mails  or  by  telegram  or  mailgram,  shall  be  the time  of  the  giving  of  the  notice.     Section  2.Waivers. A  written  waiver  of  any  notice,  signed  by  a  stockholder,  director,  officer, employee  or  agent,  whether  before  or  after  the  time  of  the  event  for  which  notice  is  to  be  given, shall  be  deemed  equivalent  to  the  notice  required  to  be  given  to  such  stockholder,  director, officer,  employee  or  agent.    Neither  the  business  nor  the  purpose  of  any  meeting  need  be specified  in  such  a  waiver.     ARTICLE  VII  -  MISCELLANEOUS    Section  1.Facsimile  Signatures. In  addition  to  the  provisions  for  use  of  facsimile  signatures  elsewhere  specifically authorized  in  these  By-laws,  facsimile  signatures  of  any  officer  or  officers  of  the  Company  may be  used  whenever  and  as  authorized  by  the  Board  of  Directors  or  a  committee  thereof.      -  18  -            Section  2.Corporate  Seal, The  Board  of  Directors  may  provide   a  suitable  seal,  containing  the  name  of  the Company,  which  seal  shall  be  in  the  charge  of  the  Secretary.   If  and  when  so  directed  by  the Board  of  Directors  or  a  committee  thereof,  duplicates  of  the  seal  may  be  kept  and  used  by  the Treasurer  or  by  an  Assistant  Secretary  or  Assistant  Treasurer.     Section  3.Reliance  upon  Books,  Reports  and  Records. Each  director,  each  member  of  any  committee  designated  by  the  Board  of Directors,  and  each  officer  of  the  Company  shall,  in  the  performance  of  his  or  her  duties,  be  fully protected  in  relying  in  good  faith  upon  the  books  of  account  or  other  records  of  the  Company  and upon  such  information,  opinions,  reports  or  statements  presented  to  the  Company  by  any  of  its officers  or  employees,  or  committees  of  the  Board  of  Directors  so  designated,  or  by  any  other person  as  to  matters  which  such  director  or  committee  member   reasonably  believes  are  within such  other  person's  professional  or  expert  competence  and  who  has  been  selected  with  reasonable  care  by  or  on  behalf  of  the  Company.     Section  4.Fiscal  Year.  The  fiscal  year  of  the  Company  shall  be  as  fixed  by  the  Board  of  Directors.     Section  5.Time  Periods.      --19-      In  applying  any  provision  of  these  By-laws  which  requires  that  an  act  be  done  or not  be  done  a  specified  number  of  days  prior  to  an  event  or  that  an  act  he  done  during  a  period   of a  specified  number  of  days  prior  to  an  event,  calendar  days  shall  be  used,  the  day  of  the  doing  of the  act  shall  be  excluded,  and  the  day  of  the  event  shall  be  included.      ARTICLE  VIII  -  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS    Section  I.Right  to  Indemnification. Each  person  who  was  or  is  made  a  party  or  is  threatened  to  be  made  a  party  to  or is  otherwise  involved  in  any  action,  suit  or  proceeding,  whether  civil,  criminal,  administrative  or investigative  (hereinafter  a  "proceeding"),  by  reason  of  the  fact  that  he  or  she  is  or  was  a  director or  an  officer  of  the  Company  or  is  or  was  serving  at  the.  request  of  the  Company  as  a  director,  or officer  (hereinafter  an  "indemnitee"),  whether  the  basis  of  such  proceeding  is  alleged  action  in   an official  capacity  as  a  director  or  officer  or  in  any  other  capacity  while  serving  as  a  director  or officer,  shall  be  indemnified  and  held  harmless  by  the  Company  to  the  fullest  extent  authorized by  the  Delaware  General  Corporation  Law,  as  the  same  exists  or  may  hereafter  be  amended  (but, in  the  case  of  any  such  amendment,  only  to  the  extent  that  such  amendment  permits  the Company  to  provide  broader  indemnification  rights  than  such  law  permitted  the  Company  to provide  prior  to  such  amendment),  against  all  expense,  liability  and  loss  (including  attorneys' fees,  judgments,  fines,  ERISA  excise  taxes  or  penalties  and  amounts  paid  in  settlement) reasonably  incurred  or  suffered  by  such  indemnitee  in  connection  therewith;  provided,  however,       -20-      that,  except  as  provided  in  Section  3  of  this  ARTICLE  VIII  with  respect  to  proceedings  to enforce  rights  to  indemnification,  the  Company  shall  indemnify  any  such  indemnitee  in connection  with  a  proceeding  (or  part  thereof)  initiated  by  such  indemnitee  only  if  such proceeding  (or  part  thereof)  was  authorized  by  the  Board  of  Directors  of  the  Company,     Section  2.Right  to  Advancement  of  Expenses. The  right  to  indemnification  conferred  in  Section  1  of  this  ARTICLE  VIII  shall include  the  right  to  he  paid  by  the  Company  the  expenses  (including  attorneys  fees)  incurred  in defending  any  such  proceeding  in  advance  of  its  final  disposition  (hereinafter  an  "advancement of  expenses");  provided,  however,  that,  if  the  Delaware  General  Corporation  Law  requires,  an advancement  of  expenses  incurred  by  an  indemnitee  in  his  or  her  capacity  as  a  director  or  officer (and  not  in  any  other  capacity  in  which  service  was  or  is  rendered  by  such  indemnitee,  including, without  limitation,  service  to  an  employee  benefit  plan)  shall  be  made  only  upon  delivery  to  the Company  of  an  undertaking  (hereinafter  an  "undertaking"),  by  or  on  behalf  of  such  indemnitee, to  repay  all  amounts  so  advanced  if  it  shall  ultimately  be  determined  by  final  judicial  decision  from  which  there  is  no  further  right  to  appeal (hereinafter  a  "final  adjudication")  that  such  indemnitee  is  not  entitled  to  be  indemnified  for  such  expenses  under  this  Section  2  or  otherwise, The  rights  to  indemnification  and  to  the  advancement  of  expenses  conferred  in  Sections  1  and  2 of  this  ARTICLE  VIII  shall  be  contract  rights  and  such  rights  shall  continue  as  to  an  indemnitee who  has  ceased  to  be  a  director,  officer,  employee  or  agent  and  shall  inure  to  the  benefit  of  the indeninitee's  heirs,  executors  and  administrators.       -  21  -          Section  3.Right  of  Indemnitee  to  Bring  Suit. If  a  claim  under  Section  1  or  2  of  this  ARTICLE  VIII  is  not  paid  in  full  by  the Company  within  sixty  (60)  days  after  a  written  claim  has  been  received  by  the  Company,  except in  the  case  of  a  claim  for  an  advancement  of  expenses,  in  which  case  the  applicable  period  shall be  twenty  (20)  days,  the  indemnitee  may  at  any  time  thereafter  bring  suit  against  the  Company  to recover  the  unpaid  amount  of  the  claim.  If  successful  in  whole  or  in  part  in  any  such  suit,  or  in  a suit  brought  by  the  Company  to  recover  an  advancement  of  expenses  pursuant  to  the  terms  of  an undertaking,  the  indemnitee  shall  be  entitled  to  be  paid  also  the  expense  of  prosecuting  or defending  such  suit.    In (i)   any  suit  brought  by  the  indemnitee  to  enforce   a  right  to indemnification  hereunder  (but  not  in  a  suit  brought  by  the  indemnitee  to  enforce  a  right  to  an advancement  of  expenses)  it  shall  be  a  defense  that,  and  (ii)  in  any  suit  brought  by  the  Company to  recover  an  advancement  of  expenses  pursuant  to  the  terms  of  an  undertaking,  the  Company shall  be  entitled  to  recover  such  expenses  upon  a  final  adjudication  that,  the  indemnitee  has  not met  any  applicable  standard  for  indemnification  set  forth  in  the  Delaware  General  Corporation Law.   Neither  the  failure  of  the  Company  (including  its  Board  of  Directors,  independent  legal counsel,  or  its  stockholders)  to  have  made  a  determination  prior  to  the  commencement  of  such suit  that  indemnification  of  the  indemnitee  is  proper  in  the  circumstances  because  the  indemnitee has  met  the  applicable  standard  of  conduct  set  forth  in  the  Delaware  General  Corporation  Law, nor  an  actual  determination  by  the  Company  (including  its  Board  of  Directors,  independent  legal counsel,  or  its  stockholders)  that  the  indemnitee  has  not  met  such  applicable  standard  of  conduct, shall  create  a  presumption  that  the  indemnitee  has  not  met  the  applicable  standard  of  conduct  or,       -  22  -      in  the  case  of  such  a  suit  brought  by  the  indemnitee,  be  a  defense  to  such  suit.   In  any  suit brought  by  the  indemnitee  to  enforce  a  right  to  indemnification  or  to  an  advancement  of expenses  hereunder,  or  brought  by  the  Company  to  recover  an  advancement  of  expenses pursuant  to  the  terms  of  an  undertaking,  the  burden  of  proving  that  the  indemnitec  is  not  entitled to  be  indemnified,  or  to  such  advancement  of  expenses,  under  this  ARTICLE  VIII  or  otherwise shall  be  on  the  Company.     Section  4.Non-Exclusivity  of  Rights. The  rights  to  indemnification  and  to  the  advancement  of  expenses  conferred  in this  ARTICLE  VIII  shall  not  be  exclusive  of  any  other  right  which  any  person  may  have  or hereafter  acquire  under  any  statute,  the  Company's  Certificate  of  Incorporation,  By-laws, agreement,  vote  of  stockholders  or  disinterested  directors  or  otherwise.     Section  5.Insurance. The  Company  may  maintain  insurance,  at  its  expense,  to  protect  itself  and  any director,  officer,  employee  or  agent  of  the  Company  or  another  corporation,  partnership,  joint venture,  trust  or  other  enterprise  against  any  expense,  liability  or  loss,  whether  or  not  the Company  would  have  the  power  to  indemnify  such  person  against  such  expense,  liability  or  loss under  Delaware  law.     Section  6.Indemnification  of  Employees  and  Agents  of  the  Company      -  23  -      The  Company  may,  to  the  extent  authorized  from  time  to  time  by  the  Board  of Directors,  grant  rights  to  indemnification  and  to  the  advancement  of  expenses  to  any  employee or  agent  of  the  Company  to  the  fullest  extent  of  the  provisions  of  this  Article  with  respect  to  the indemnification  and  advancement  of  expenses  of  directors  and  officers  of  the  Company.     ARTICLE  IX  -  AMENDMENTS  These  By-laws  may  be  amended  or  repealed  by  the  Board  of  Directors  at  any meeting  or  by  the  stockholders  at  any  meeting.                             48,940                 -24-

EXHIBIT 6

October 2, 2017

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DELAWARE TRUST COMPANY

/s/ William G. Popeo
Name: William G. Popeo
Title: President & CEO

EXHIBIT 7

Report of Condition of

Delaware Trust Company
of 251 Little Falls Drive, Wilmington, Delaware 19808
at the close of business June 30, 2017, filed in accordance with 5 Del. Laws, c.9, §904
Dollar Amounts
In Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin
Interest-bearing balances	2,258
Securities:
Held-to-maturity securities
Available-for-sale securities
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices
Securities purchased under agreements to resell
Loans and lease financing receivables:
Loans and leases held for sale
Loans and leases, net of unearned income
LESS: Allowance for loan and lease losses
Loans and leases, net of unearned income and allowance	0
Trading Assets
Premises and fixed assets (including capitalized leases)
Other real estate owned
Investments in unconsolidated subsidiaries and associated companies
Direct and indirect investments in real estate ventures
Intangible assets
Goodwill
Other intangible assets	1,589
Other assets	108,081

Total assets	111,928

Dollar Amounts
In Thousands
LIABILITIES
Deposits:
In domestic offices
Noninterest-bearing
Interest-bearing
In foreign offices, Edge and Agreement subsidiaries, and IBFs
Noninterest-bearing
Interest-bearing
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices
Securities sold under agreements to repurchase
Trading liabilities
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)
Subordinated notes and debentures
Other liabilities	1,834

Total liabilities	1,834

EQUITY CAPITAL
Perpetual preferred stock and related surplus
Common stock	500
Surplus (exclude all surplus related to preferred stock)	105,501
Retained earnings	4,093
Accumulated other comprehensive income
Other equity capital components

Total institution equity capital	110,094
Noncontrolling (minority) interests in consolidated subsidiaries

Total equity capital
110,094
Total liabilities, and equity capital	111,928

I, Thomas C. Porth, CFO of the above-named State Non-Depository Trust Company, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true to the best of my knowledge and belief.

/s/ Thomas C. Porth
Thomas C. Porth
CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true and correct.

/s/ William G. Popeo	/s/ Ian R. McConnel
William G. Popeo	Ian R. McConnel